As filed with the Securities and Exchange Commission on March 23, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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CASTLE BRANDS INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	41-2103550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

122 East 42nd Street, Suite 5000, New York, New York	10168
(Address of Principal Executive Offices)	(Zip Code)

Castle Brands Inc. 2013 Incentive Compensation Plan, As Amended

(Full Title of the Plan)

Alfred J. Small

Senior Vice President, Chief Financial Officer, Secretary and Treasurer

122 East 42nd Street, Suite 5000

New York, New York 10168

(Name and Address of Agent For Service)

(646) 356-0200

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brian L. Heller, Esq.	Robert L. Grossman, Esq. Joshua M. Samek, Esq.
Special Counsel	Greenberg Traurig, P.A.
4400 Biscayne Blvd., 12th Floor	333 SE 2nd Avenue, Suite 4400
Miami, Florida 33137	Miami, Florida 33131
(305) 572-4100	(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share, to be issued under the Castle Brands Inc. 2013 Incentive Compensation Plan, as amended (the “Plan”)	10,000,000	$1.13	$ 11,300,000.00	$1,309.67

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.01 par value per share (“Common Stock”), of Castle Brands Inc., a Florida corporation (the “Registrant”), that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices per share of Common Stock as reported by the NYSE MKT on March 16, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Castle Brands Inc., a Florida corporation, for the purpose of registering a total of 10,000,000 additional shares of its common stock, par value $0.01 per share, issuable pursuant to the Castle Brands Inc. 2013 Incentive Compensation Plan for which previously filed Registration Statement on Form S-8 (Registration No. 333-189750) is effective (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See “Exhibit Index” following the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of March, 2017.

CASTLE BRANDS INC. By: /s/ Alfred J. Small Name: Alfred J. Small Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Richard J. Lampen, John Glover and Alfred J. Small his or her true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Lampen Richard J. Lampen	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2017

/s/ Alfred J. Small Alfred J. Small	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 23, 2017

/s/ Mark Andrews Mark Andrews	Director	March 23, 2017

/s/ John F. Beaudette John F. Beaudette	Director	March 23, 2017

/s/ Henry C. Beinstein Henry C. Beinstein	Director	March 23, 2017

/s/ Phillip Frost, M.D. Phillip Frost, M.D.	Director	March 23, 2017

/s/ Dr. Richard M. Krasno Dr. Richard M. Krasno	Director	March 23, 2017

/s/ Steven D. Rubin Steven D. Rubin	Director	March 23, 2017

/s/ Mark Zeitchick Mark Zeitchick	Director	March 23, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1	Composite Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our annual report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on June 30, 2014).

4.2	Bylaws of the Company (incorporated by reference to Appendix E to our definitive proxy statement on Schedule 14A filed with the SEC on December 30, 2009).

4.3	Castle Brands Inc. 2013 Incentive Compensation Plan (incorporated by reference to Exhibit A to our definitive proxy statement on Schedule 14A filed with the SEC on September 11, 2012).

4.4	Amendment No. 1 to the Castle Brands Inc. 2013 Incentive Compensation Plan.

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of EisnerAmper LLP.

23.2	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature pages hereto).